UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2015

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2015, TransEnterix, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $25.0 million of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), through Cantor, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-199998), at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, as amended (the “Securities Act”), including sales made directly on the NYSE MKT and any other trading market for the Common Stock, and sales to or through a market maker other than on an exchange.

Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT to sell on the Company’s behalf all of the shares of Common Stock requested to be sold by the Company. Cantor will offer the Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cantor. The Company will designate the maximum amount of Common Stock to be sold through Cantor on a daily basis or otherwise determine such maximum amount together with Cantor. The Company may instruct Cantor not to sell Common Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cantor may suspend the offering of Common Stock being made through Cantor under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Cantor as sales agent shall be equal to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse a portion of the expenses of Cantor in connection with this offering. The total expenses of the offering payable by the Company, excluding commissions payable to Cantor under the Sales Agreement, will be approximately $100,000.

The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all the shares of Common Stock offered under the prospectus supplement and the accompanying prospectus pursuant to which the ATM Offering is made; and (2) the termination of the Sales Agreement by the Company or by Cantor.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

5.1 Opinion of Ballard Spahr LLP

10.1	Controlled Equity OfferingSM Sales Agreement by and between TransEnterix, Inc. and Cantor Fitzgerald & Co. dated February 20, 2015.

23.1 Consent of Ballard Spahr LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

February 20, 2015	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Ballard Spahr LLP
10.1	Controlled Equity OfferingSM Sales Agreement by and between TransEnterix, Inc. and Cantor Fitzgerald & Co. dated February 20, 2015.